UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 23, 2014
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Harsco Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-03970	23-1483991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Poplar Church Road, Camp Hill, Pennsylvania	17011
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code:   717-763-7064

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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 23, 2014, Christopher J. Stump joined Harsco Corporation (the “Company”) as its Corporate Controller. In this role, Mr. Stump will oversee internal and external Corporate reporting and the administration of all Corporate accounting policies and procedures, and has assumed responsibility as the Company’s principal accounting officer, effective as of May 23, 2014.

Mr. Stump, age 62, joins the Company from Fenner Plc, a reinforced polymer technology company, where he had served as Finance Director of its Precision Polymers Division since November 2011. From January 2006 to November 2011, Mr. Stump served as Director, Business Analysis of Armstrong World Industries, Inc. (“Armstrong”), a designer and manufacturer of floors and ceilings. From August 1998 to January 2006, Mr. Stump served as Assistant Controller of Armstrong.

As a result of Mr. Stump’s hiring, F. Nicholas Grasberger, III, the Company’s President, Chief Operating Officer and Chief Financial Officer, will no longer serve as the Company’s principal accounting officer, effective as of May 23, 2014, but will continue to serve as the Company’s principal financial officer.

In connection with his appointment, Mr. Stump agreed to an offer letter with the Company, which provides for the following compensation arrangements: (1) annual base salary of $300,000; (2) a one-time sign on bonus of $65,000, to be paid within the first 30 days of employment; (3) participation in the Company’s performance-based annual incentive compensation program; and (4) participation in the Company’s long-term incentive compensation program.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARSCO CORPORATION

Date:	May 30, 2014	By:	/s/ A. Verona Dorch
A. Verona Dorch
Vice President and General Counsel